Exhibit 10.08

                         Aradyme Development Corporation
                          677 East 700 South, Suite 201
                             American Fork, UT 84003

                               September 30, 2003


Kirk L. Tanner
James R. Spencer
Tanner Spencer Group

Gentlemen:

         Pursuant to the terms and conditions of the Asset Purchase Agreement dated August 2001 with Aradyme Development Corp., then known as Systems Research (the "Company"), the Company has an outstanding obligation to the Tanner Spencer Group in the principal amount of $105,456, plus interest as of September 29, 2003. In the hope that you will agree to convert all or a portion of such outstanding obligation to common stock of the Company, thereby reducing the Company's cash requirements, Aradyme Corporation hereby grants to you the right, exercisable at any time between December 1, 2003, and five days after the Company tenders payment of the balance due, to convert all or any portion of the principal of and interest on the outstanding amount payable to the Tanner Spencer Group as of the date of conversion into shares of common stock of the Company at $0.14 per share. In order to evidence the investment intent of the Tanner Spencer Group respecting the shares of restricted stock to be issued to it upon conversion of such obligation, the election to convert should be accompanied by an executed investment letter in customary form to be provided by the Company. Within five days after receipt by the Company of the foregoing, the Company will issue to you certificates evidencing the shares of common stock to be issued in accordance with your instructions.

         If the foregoing is acceptable to you, please so indicate your acceptance by signing in the space provided below and returning a copy of this letter to the Company.

                                                        Sincerely,

                                                        /s/ Merwin D. Rasmussen
                                                       -------------------------
                                                        Merwin D. Rasmussen

Agreed and accepted this 30th day of September, 2003.

                                                        Tanner Spencer Group

                                                        /s/ Kirk L. Tanner
                                                       -------------------------
                                                        Kirk L. Tanner

                                                        /s/ James R. Spencer
                                                       -------------------------
                                                        James R. Spencer